EXHIBIT 4.4

EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

dated as of

June 19, 2014

among

LMI AEROSPACE, INC.,

as Company,

the other Grantors party hereto,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

i

TABLE OF CONTENTS

Schedules

SCHEDULE I	Intellectual Property

Exhibits

EXHIBIT I	Form of Short Form Intellectual Property Security Agreement
EXHIBIT II	Form of Intellectual Property Security Agreement Supplement

ii

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 19, 2014, is made by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”), certain subsidiaries of the Company from time to time party hereto or that may become a party hereto (together with the Company, the “Grantors”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Notes Secured Parties (as defined in the Indenture (as defined below)).

Reference is made to that certain Indenture, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”), the Collateral Agent and U.S. Bank National Association, as Trustee, pursuant to which the Company is issuing $250,000,000 aggregate principal amount of its 7.375% Second-Priority Senior Secured Notes due 2019 (the “Notes”).

Pursuant to the Indenture, each Guarantor has jointly and severally guaranteed on a senior secured basis to the Notes Secured Parties the payment when due of all Indenture Obligations. The Trustee has been appointed to serve as the Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement. The Company and each other Grantor will derive substantial benefits from the execution, delivery and performance of the Indenture Obligations and are willing to execute and deliver this Agreement in order to induce the Holders to purchase the Notes. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The interpretive provisions specified in Section 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Claiming Party” has the meaning assigned to such term in Section 4.01.

“Collateral” has the meaning assigned to such term in Section 2.01(a).

“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Company, certain subsidiaries of the Company party thereto and the Collateral Agent.

“Contributing Party” has the meaning assigned to such term in Section 4.01.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now owned or hereafter acquired by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations in the United States Copyright Office, including those listed on Schedule I.

“Grantor” means, collectively, the Initial Grantors and any Person that executes and delivers an Intellectual Property Security Agreement Supplement pursuant to Section 5.14.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Initial Grantors” means the Company and each Subsidiary of the Company party hereto on the date hereof.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, internet domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other proprietary data or information, the intellectual property rights in software and databases and related documentation, all other intellectual or industrial property rights and all additions and improvements to any of the foregoing.

“Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit II hereto.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements (other than commercial agreements) with, any Governmental Authority.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention claimed by a Patent, now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention claimed by a Patent, now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark

Office or any similar offices in any other country including those listed on Schedule I, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“Perfection Certificate” means a certificate substantially in the form of Exhibit III to the Collateral Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now owned or hereafter used, adopted or acquired, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

SECURITY INTERESTS

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Indenture Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Copyrights;

(ii)	all Patents;

(iii)	all Trademarks;

(iv)	all Licenses;

(v)	all other Intellectual Property; and

(vi) to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

provided that notwithstanding any of the other provisions herein (and notwithstanding any recording of the Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of a security interest in (a) any lease, license or other agreement or any property subject to a similar arrangement which is permitted under the Indenture Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license, agreement or arrangement or create a right of termination in favor of any party thereto (other than a Grantor) after giving effect to the applicable anti-assignment provisions of the applicable Law (including the Uniform Commercial Code) or (b) any property to the extent that such grant of a security interest is prohibited by law or by agreements containing anti-assignment clauses not overridden by applicable Law (including the Uniform Commercial Code) or would result in the forfeiture of the Grantor’s rights in any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; provided, further, that to the extent that any Grantor grants a Lien on any asset or right described in clause (a) or (b) to secure any Obligations under the Credit Agreement or any other First Priority Obligations (as it or any similarly defined term is defined in the Intercreditor Agreement), such Lien shall be granted on such asset or right to the Collateral Agent. Notwithstanding anything to the contrary herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in this paragraph, the Collateral shall include, and the Company shall be deemed to have granted a security in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Notes Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (only if such signature cannot reasonably be obtained by the Collateral Agent), and naming any Grantor or the Grantors as debtors and the Collateral Agent as Notes Secured Party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Notes Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all Indenture Obligations of such Grantor now or hereafter existing under, or in respect of, the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 2.02. Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Notes Secured Parties that:

(a) Schedule I hereto sets forth a list of all registrations and applications for registration of Copyrights, Patents and Trademarks owned as of the date hereof by each Grantor. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Issue Date.

(c) The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in the Perfection Certificate (or specified by notice from such Grantor to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.17 of the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Notes Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(d) Each Grantor represents and warrants that a fully executed agreement in the form of Exhibit I hereto and containing a description of all Collateral consisting of United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Notes Secured Parties) in respect of all Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions under the Federal intellectual property laws, and no further or subsequent filing, refilling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights acquired or developed by any Grantor after the date hereof, (ii) such actions as may be required under the laws of jurisdictions outside the United States with respect to Collateral created under such laws, and (iii) the filing of Uniform Commercial Code financing and continuation statements contemplated in Section 2.02(c)).

(e) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Indenture Obligations, (ii) subject to the filings described in Section 2.02(c) and (d), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent and the Company) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(f) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable Laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(g) This Agreement has been duly executed and delivered by each Grantor that is party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is party hereto in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding at law or in equity).

SECTION 2.03. Covenants.

(a) Each Grantor agrees promptly, and in any event within ten Business Days, to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than any Permitted Lien.

(c) The Company shall deliver to the Collateral Agent the information required pursuant to the Perfection Certificate or confirm that there has been no change in such information since the most recent certificate delivered pursuant to this Section 2.03(c), when and as delivered to the First Priority Agent pursuant to the Credit Agreement.

(d) The Company agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to (or to cause the applicable Grantor to) execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be necessary or that the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral is owed by the Company and/or any of its Subsidiaries or is owed by any other Person it shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent (subject to the terms of the Intercreditor Agreement), for the benefit of the Notes Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) Subject to the rights of the Notes Secured Parties (as provided in the Indenture), the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten Business Days of demand for any such payment made or any reasonable and documented expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 2.04(b). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Notes Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) Each Grantor (rather than the Collateral Agent or any Notes Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Notes Secured Parties from and against any and all liability for such performance.

SECTION 2.04. Additional Covenants.

(a) Except to the extent failure to act could not reasonably be expected, either individually or in the aggregate, to materially and adversely affect the business and operations of the Company and its Subsidiaries (taken as a whole) or the aggregate value of the Collateral, with respect to any registration or pending application of each item of its Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Collateral (or applications therefore) in full force and effect, and (ii) pursue the registration and maintenance of each

Patent, Trademark, or Copyright registration or application, now or hereafter included in such Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not reasonably be expected, either individually or in the aggregate, to materially and adversely affect the business and operations of the Company or any of its Subsidiaries or the aggregate value of the Collateral, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Collateral may prematurely lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(c) Except as could not reasonably be expected, either individually or in the aggregate, to materially and adversely affect the business and operations of the Company or any of its Subsidiaries or the aggregate value of the Collateral, each Grantor shall take all commercially reasonable steps to preserve and protect each item of its Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Collateral after the Issue Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) With respect to issued or registered Patents (or published applications therefor), registered Trademarks (or applications therefor), and registered Copyrights (or applications therefor), each Grantor shall sign and deliver to the Collateral Agent an appropriate supplement to this Agreement substantially in the form of Exhibit II hereto with respect to all such Intellectual Property owned by it as of the last day of the most recently completed fiscal quarter of the Company, to the extent that such Intellectual Property is not covered by this Agreement or any previous Intellectual Property Security Agreement Supplement so signed and delivered by it, when and as any similar supplement is delivered to the First Priority Agent. In each case, it will promptly and reasonably cooperate as necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(f) Notwithstanding anything to the contrary contained herein, nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that any of the foregoing is desirable in the conduct of its business.

ARTICLE III

REMEDIES

SECTION 3.01. Remedies Upon Default. (a) If an Event of Default occurs and is continuing, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that, subject to the terms of the Intercreditor Agreement and the Indenture, the Collateral Agent shall have the right, at the same or different times, with respect to any Collateral, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to exercise any and all rights afforded to a Notes Secured Party with respect to the Indenture Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable Law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Indenture Obligations at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Notes Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Notes Secured Party from any Grantor as a credit against the purchase price, and such Notes Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 3.02. Application of Proceeds.

(a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 6.10 of the Indenture.

(b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Intercreditor Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 3.02, the Collateral Agent may conclusively rely upon information supplied by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Indenture Obligations, and the Collateral Agent shall have no liability to any of the Notes Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Notes Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.

SECTION 3.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Collateral Agent an irrevocable (subject to Section 5.13), nonexclusive license (exercisable without payment of royalty or other compensation to any such Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense any of the Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 3.03 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted, to the extent permitted by the Indenture, with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity and, in all material respects, the aggregate value of such Trademarks. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE IV

SUBROGATION AND SUBORDINATION

SECTION 4.01. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 4.02) that, in the event assets of any other Grantor (the “Claiming Party”) shall be sold pursuant to any Collateral Document to satisfy any Indenture Obligation owed to any Notes Secured Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 4.02. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Indenture Obligations (other than contingent obligations for which no claim or other demand has been made). No failure on the part of any Grantor to make the payments required by Sections 4.01 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 13.02 of the Indenture.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of any and all of its documented out-of-pocket expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or any other Indenture Document.

(b) The parties hereto agree that the Collateral Agent shall be entitled to indemnification as provided in Section 10.11(b) of the Indenture as if such section were set out in full herein, and each Grantor hereby waives all liabilities against the Collateral Agent and each Notes Secured Party to the extent set forth in Section 10.11(b) of the Indenture and shall be entitled to all rights granted to it pursuant to Section 7.12 of the Indenture.

(c) Any such amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Indenture Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Notes Secured Party. All amounts due under this Section  5.03 shall be payable within ten Business Days of written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of the Indenture Documents, regardless of any investigation made by any Holder or on its behalf and notwithstanding that the Collateral Agent or any Notes Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other amount payable under any Indenture Document is outstanding and unpaid.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such

Grantor, the Collateral Agent and the other Notes Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions

SECTION 5.08. [Reserved].

SECTION 5.09. Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURTS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY INDENTURE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY INDENTURE DOCUMENT AGAINST EACH GUARANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INDENTURE DOCUMENT IN ANY COURT

REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.01. NOTHING IN THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Collateral Agent hereunder the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Indenture Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Indenture Obligations or this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement, the Collateral Agreement, any Short Form Intellectual Property Security Agreement, any Intellectual Property Security Agreement Supplement, the Security Interest and all other security interests granted hereby shall automatically terminate as provided in Sections 10.03, 10.04 and 10.05 of the Indenture.

(b) In connection with any termination or release pursuant to this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14. Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 4.17 of the Indenture may do so by executing and delivering an Intellectual Property Security Agreement Supplement and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Notes Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall, subject to the terms of the Indenture, have the authority to act as the exclusive agent of such Notes Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder, except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Document.

SECTION 5.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the termination of the Indenture) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Notes Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten Business Days of demand by the Grantors to the Collateral Agent and shall be additional Indenture Obligations secured hereby.

SECTION 5.17. Intercreditor Agreement. Notwithstanding any provision contained herein, (i) this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject to the Intercreditor Agreement and (ii) in the event of a conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Chief Financial Officer

D3 TECHNOLOGIES INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

TASS, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

VALENT AEROSTRUCTURES – ST. LOUIS, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

TEMPCO ENGINEERING, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

VERSAFORM CORP.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Secretary

[Signature Page to Intellectual Property Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Brian J. Kabbes
Name: Brian J. Kabbes
Title: Vice President

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1

TO THE INTELLECTUAL PROPERTY

SECURITY AGREEMENT

Intellectual Property

Patents and Patent Applications

Trademark Registrations and Trademark Applications

2

Copyright Registrations and Copyright Applications

3

EXHIBIT I

TO THE INTELLECTUAL PROPERTY

SECURITY AGREEMENT

FORM OF SHORT FORM

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time (this “Agreement”), dated as of [        ], 201[    ], is made by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”) and the other parties hereto as Grantors (together with the Company, the “Grantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Notes Secured Parties (as defined in the Indenture (as defined below)). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Intellectual Property Security Agreement referred to therein.

WHEREAS, the Company, the Collateral Agent, the guarantors party thereto and U.S. Bank National Association, as trustee have entered into the Indenture, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company issued the Notes.

WHEREAS, in connection with the Indenture, the Grantors have entered into the Intellectual Property Security Agreement dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”) in order to induce the Holders to purchase the Notes.

WHEREAS, under the terms of the Intellectual Property Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Notes Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Notes Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(a) the Patents (as defined in the Intellectual Property Security Agreement) set forth on Schedule A hereto;

(b) the Trademarks (as defined in the Intellectual Property Security Agreement) set forth on Schedule B hereto; and

(c) the Copyrights (as defined in the Intellectual Property Security Agreement) set forth on Schedule C hereto.

SECTION 2. Security for Indenture Obligations. The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all Indenture Obligations of such

Grantor now or hereafter existing under or in respect of the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Recordation. This Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office and the United States Copyright Office. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this Agreement.

SECTION 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants Rights and Remedies. This Agreement has been entered into in conjunction with the provisions of the Intellectual Property Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Intellectual Property Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall govern.

SECTION 6. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Intercreditor Agreement. Notwithstanding any provision contained herein, (i) this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject to the Intercreditor Agreement and (ii) in the event of a conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LMI AEROSPACE, INC., as a Grantor

By:
Name:
Title:

[ ], as a Grantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE A

TO THE SHORT FORM

INTELLECTUAL PROPERTY

SECURITY AGREEMENT

Intellectual Property

Patents and Patent Applications

Grantor	Registered Owner	Type	Registration / Application Number	Country Designation

SCHEDULE B

TO THE SHORT FORM

INTELLECTUAL PROPERTY

SECURITY AGREEMENT

Trademark Registrations and Trademark Applications

Grantor/Current Owner	Mark	Application No.	Registration No.	Effective Date	Country

SCHEDULE C

TO THE SHORT FORM

INTELLECTUAL PROPERTY

SECURITY AGREEMENT

Copyright Registrations and Copyright Applications

Grantor	Registered Owner	Title	Registration/Serial Number

EXHIBIT II

TO THE INTELLECTUAL PROPERTY

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

SUPPLEMENT

SUPPLEMENT NO. [    ] (this “Supplement”), dated as of [            ], to that certain Intellectual Property Security Agreement, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”), the Subsidiaries of the Company from time to time party thereto (together with the Company, the “Grantors”) and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Notes Secured Parties (as defined in the Indenture (as defined below)).

A. Reference is made to that certain Indenture, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the Collateral Agent, the guarantors party thereto and U.S. Bank National Association, as trustee, pursuant to which the Company issued the Notes.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Intellectual Property Security Agreement, as applicable.

C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Holders to purchase the Notes. Section 5.14 of the Intellectual Property Security Agreement and Section 4.17 of the Indenture provide that certain Persons may become Grantors under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Intellectual Property Security Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Grantor by its signature below becomes a Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Indenture Obligations, does hereby create and grant to the Collateral Agent, its permitted successors and assigns, for the benefit of the Notes Secured Parties, their permitted successors and assigns, a security interest in, and lien on, all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Intellectual Property Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Grantor. The Intellectual Property Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Notes Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding at law or in equity).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Collateral and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. The New Grantor hereby grants to the Collateral Agent for the ratable benefit of the Notes Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the Collateral, including:

(a) the Patents (as defined in the Intellectual Property Security Agreement) set forth in Schedule I hereto;

(b) the Trademarks (as defined in the Intellectual Property Security Agreement) set forth in Schedule I hereto; and

(c) the Copyrights (as defined in the Intellectual Property Security Agreement) set forth in Schedule I hereto.

SECTION 6. The grant of a security interest in the Collateral by the New Grantor under this Supplement secures the payment of all Indenture Obligations of such New Grantor now or hereafter existing under, or in respect of, the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Supplement secures the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such New Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 7. This Supplement has been entered into in conjunction with the provisions of the Intellectual Property Security Agreement. The New Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Intellectual Property Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Supplement and the terms of the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall govern.

SECTION 8. The New Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Supplement with respect to United States

Patents, United States registered Trademarks and Trademarks for which United States applications are pending, and United States registered Copyrights listed in Schedule I hereto.

SECTION 9. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.

SECTION 10. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

SECTION 13. Reimbursement of the Collateral Agent’s expenses under this Supplement shall be governed by the applicable sections of the Intellectual Property Security Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO. [    ] TO THE

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Intellectual Property

Patents and Patent Applications

Registered owner/ Grantor	Patent Title	Country	Patent No. or Application No.

Trademark Registrations and Trademark Applications

Registered owner/ Grantor	Trademark	Country	Registration No. or Application No.

Copyright Registrations and Copyright Applications

Registered owner/ Grantor	Title of Work	Country	Registration No./Application No.